UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2011
LABARGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-05761	73-0574586
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

9900 Clayton Road		63124
St. Louis, Missouri		(Zip Code)
(Address of Principal Executive Offices)
(314) 997-0800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On April 3, 2011, LaBarge, Inc. (the “Company”), Ducommun Incorporated (“Parent”) and DLBMS, Inc. (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Subsidiary will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).
At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $.01 per share of the Company (“LaBarge Common Stock”) (including each outstanding share of restricted stock and the associated preferred stock purchase rights granted pursuant to the Rights Agreement, dated November 8, 2001 between the Company and Registrar and Transfer Company, as amended), other than shares: (a) held by the Company or its subsidiaries, (b) owned by Parent or its subsidiaries and (c) owned by stockholders who have not consented to the Merger and who have properly demanded appraisal for their shares under Delaware law, will be cancelled and converted into the right to receive $19.25 in cash, without interest. At the Effective Time, each outstanding option will be cancelled and converted into the right to receive in cash, without interest and less applicable withholding taxes, an amount equal to the product of: (a) the excess, if any, of $19.25 over the exercise price per share of LaBarge Common Stock for such option multiplied by (b) the total number of shares of LaBarge Common Stock then subject to such option immediately prior to the Effective Time.
Pursuant to the Merger Agreement, the Company is subject to a “no shop” restriction on its ability to solicit third party proposals or provide information and engage in discussions with third parties relating to alternative business combination transactions. The “no shop” provision is subject to a “fiduciary-out” provision that allows the Company, prior to obtaining stockholder approval of the Merger, (i) to engage in negotiations or discussions (including making any counterproposal or counter offer to) with any third party that has made after the date of the Merger Agreement a “superior proposal” or a bona fide unsolicited written acquisition proposal that the board of directors of the Company (the “Board”) believes in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) is reasonably likely to lead to a “superior proposal”, (ii) furnish to any third party that has made after the date of the Merger Agreement a “superior proposal” nonpublic information, (iii) terminate or amend any provision of any confidentiality or standstill agreement to which it is a party with respect to a “superior proposal” and (iv) make an “adverse recommendation change,” but in each case only if the Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would likely result in a breach of its fiduciary duties under applicable law, taking into account all adjustments to the terms of the Merger Agreement that may be offered by Parent in response to any such proposed action by the Company.
The Merger Agreement contains customary termination rights for Parent and the Company including if, subject to the terms of the Merger Agreement, the Board authorizes the Company to enter into an agreement concerning a superior proposal or the Merger has not been consummated by September 30, 2011. The Merger Agreement provides that, upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $12,410,000. Depending on the specific circumstances under which the Merger Agreement is terminated, the Company will be required to pay such termination fee either simultaneously with the event giving rise to the termination fee or within two business days following the consummation of an alternative business combination transaction. Additionally, in the event the Company’s stockholders do not approve the Merger, the Company will be required to reimburse the reasonable out-of-pocket expenses and fees

(including all fees and expenses of advisors) incurred in connection with the Merger Agreement and transactions contemplated thereby by Parent and its affiliates up to $5 million.
The Merger Agreement contains customary representations, warranties and covenants, and the Merger is subject to customary closing conditions, including approval of the Merger by the Company’s stockholders holding two-thirds of the outstanding shares of LaBarge Common Stock and expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties currently expect to close the transaction during the summer of 2011.
Parent has obtained debt financing commitments for the transaction contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate per share merger consideration and all related fees and expenses.
To provide financing for the transaction, UBS Loan Finance LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC and Credit Suisse AG (the “Lenders”) have provided a commitment to Parent for a senior secured term loan of $190,000,000 and a senior secured revolving credit facility of up to $40,000,000, subject to the conditions set forth in commitment letter dated April 3, 2011 (the “Debt Commitment Letter”). In the Debt Commitment Letter, the Lenders have also committed to provide a senior unsecured bridge facility of $200,000,000, to be available if Parent does not complete an anticipated offering of high yield senior unsecured notes at the consummation of the Merger. The obligations of the Lenders to provide financing under the Debt Commitment Letter are subject to a number of customary conditions included in the Debt Commitment Letter. Consummation of the Merger is not subject to a financing condition.
The Parties are entitled to seek specific performance against each other in order to enforce their respective obligations under the Merger Agreement, subject to the terms and conditions therein.
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any factual, business or operational information about the Company or Parent. The representations and warranties contained in the Merger Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Parent. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Voting Agreement
In connection with the transactions contemplated by the Merger Agreement, all of the Company’s executive officers and certain directors, in their capacities as stockholders, together beneficially owning in the aggregate approximately 19% of the outstanding shares of LaBarge Common Stock as of April 3, 2011, have entered into a voting agreement (the “Voting Agreement”) with Parent, dated April 3, 2011. Pursuant to the terms of the Voting Agreement, each such stockholder has agreed to vote its shares in favor of the Merger and the adoption of the Merger Agreement and against alternative transaction proposals, subject to limited exceptions. The Voting Agreement will terminate (i) if the Merger Agreement is terminated, (ii) if the Merger is not consummated by September 30, 2011 and (iii) upon consummation of the Merger.
The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Rights Agreement Amendment
In connection with the Merger, the Company and Registrar and Transfer Company (the “Rights Agent”) entered into an Amendment No. 2 (the “Rights Amendment”) to the Rights Agreement, dated as of November 8, 2001, by and between the Company and UMB Bank, N.A. (as succeeded by Registrar and Transfer Company), as amended (the “Rights Agreement”). The Rights Amendment provides that none of the Merger, the announcement, approval, adoption, execution, delivery or performance of the Merger Agreement, or the consummation of any other transaction specifically contemplated by the Merger Agreement will (i) cause Parent, Merger Subsidiary, or any of their respective Affiliates or Associates to be deemed to be an “Acquiring Person,” (ii) cause a (A) Distribution Date or (B) Stock Acquisition Date to occur, or (iii) trigger an event described in clause (a)(i) of Section 11(a) or an event described in Section 13 of the Rights Agreement. The Rights Amendment further provides that the Effective Time of the Merger triggers the Expiration Date.
The foregoing description of the Rights Amendment is not complete and is qualified in its entirety by reference to the Rights Amendment, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
Employment Agreements
In connection with the Merger, on April 3, 2011, the Company entered into new employment agreements (the “Employment Agreements) with Craig E. LaBarge, Donald H. Nonnenkamp, Randy L. Buschling, Teresa K. Huber, William D. Bitner and John R. Parmley (collectively, the “Executives”). The Employment Agreements will become effective only upon the consummation of the Merger. Pursuant to the Employment Agreements, effective at the Effective Time, each Executive’s Employment Agreement will replace and supersede the existing Executive Severance Agreements, dated January 11, 2005, between the Executives and the Company.
The Employment Agreements provide the amount of each Executive’s salary and establish their eligibility to receive a bonus. Mr. LaBarge’s Employment Agreement provides for an annual salary of $571,500 with one year term, Mr. Nonnenkamp’s Employment Agreement provides for an annual salary of $327,500 with one year term, Mr. Buschling’s Employment Agreement provides for an annual salary of $390,000 with one year term, Ms.Huber’s Employment Agreement provides for an annual salary of $260,000 with one year term, Mr. Bitner’s Employment Agreement provides for an annual salary of $253,000 with a one year term, and Mr. Parmley’s Employment Agreement provides for an annual salary of $268,500 with a one year term.
The Employment Agreements also set forth the circumstances under which an Executive may be terminated. Upon a termination of employment without cause (as defined in the Employment Agreements) or resignation for good reason (as defined in the Employment Agreements), each Executive would be entitled to receive, as severance compensation, the base salary, guaranteed bonus and employee benefits that the Executive would have otherwise been entitled to had he or she remained employed through the end of the one year term.
The foregoing description of the Employment Agreements is not complete and is qualified in its entirety by reference to the Employment Agreement for each Executive, copies of which are attached hereto as Exhibits 10.1 — 10.6 and incorporated herein by reference.
Amendment to the Company’s Long Term Incentive Plan
On April 3, 2011, the Company entered into an Amendment (the “LTIP Amendment”) to its 2004 Long Term Incentive Plan (the “2004 LTIP”) to ensure that the 2004 LTIP is in compliance with Section 409A of the Internal Revenue Code. The LTIP Amendment also revises the definition of a “Change in Control” (as defined under the 2004 LTIP) to conform to Section 409A, and provides, among other things, that a Change in Control shall be deemed to occur only upon the consummation of the Merger, and not upon any antecedent event relating to the Merger.
The foregoing description of the LTIP Amendment is not complete and is qualified in its entirety by reference to the LTIP Amendment, a copy of which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement — Rights Agreement Amendment” is incorporated herein by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement — Employment Agreements” is incorporated herein by reference into this Item 5.02.
Additional Information and Where to Find It
In connection with the Merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, at the Company’s website at www.labarge.com/investor by clicking on the link “SEC Filings” and from the Company by contacting the Company’s corporate secretary, Donald H. Nonnenkamp, by mail at 9900 Clayton Road, St. Louis, Missouri 63124 or by telephone at (314) 997 - 0800.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 18, 2010. This document is available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting the Company’s corporate secretary, Donald H. Nonnenkamp, by mail at 9900 Clayton Road, St. Louis, Missouri 63124 or by telephone at (314) 997 — 0800.
Note on Forward-Looking Statements
This Current Report on Form 8-K, including all Exhibits hereto, may contain forward-looking statements that are based on management’s expectations and beliefs concerning future events impacting the Company. Certain matters contained herein are based upon information available to management as of the date hereof. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., the risk that the contemplated Merger does not occur, failure to obtain the necessary debt financing arrangements set forth in the Debt Commitment Letter, the risk that key employees of the Company will not be retained, and the expenses of the proposed Merger. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that may cause such a difference include, but are not limited to, risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”), as may be updated from time to time in the Company’s subsequent filings with the Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:
2.1 Agreement and Plan of Merger, dated as of April 3, 2011, by and among LaBarge, Inc., Ducommun Incorporated and DLBMS, Inc.*
4.1 Amendment No. 2 to Rights Agreement, dated as of April 3, 2011, by and between LaBarge, Inc. and Registrar and Transfer Company, as Right Agent.
10.1 Employment Agreement, dated April 3, 2011, by and between Craig E. LaBarge and LaBarge, Inc.
10.2 Employment Agreement, dated April 3, 2011, by and between Donald H. Nonnenkamp and LaBarge, Inc.
10.3 Employment Agreement, dated April 3, 2011, by and between Randy L. Buschling and LaBarge, Inc.
10.4 Employment Agreement, dated April 3, 2011, by and between Teresa K. Huber and LaBarge, Inc.
10.5 Employment Agreement, dated April 3, 2011, by and between William D. Bitner and LaBarge, Inc.
10.6 Employment Agreement, dated April 3, 2011, by and John R. Parmley and LaBarge, Inc.
10.7 Amendment to 2004 Long Term Incentive Plan, by and among LaBarge, Inc. and the individuals listed therein.
99.1 Voting Agreement, dated April 3, 2011, by and among Ducommun Incorporated and the individuals listed therein.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBARGE, INC.

Date: April 6, 2011	By:	/s/ Donald H. Nonnenkamp
	Name:	Donald H. Nonnenkamp
	Title:	Vice President, CFO & Secretary

EXHIBIT INDEX
Exhibit No.       Description
2.1 Agreement and Plan of Merger, dated as of April 3, 2011, by and among LaBarge, Inc., Ducommun Incorporated and DLBMS, Inc.*
4.1 Amendment No. 2 to Rights Agreement, dated as of April 3, 2011, by and between LaBarge, Inc. and Registrar and Transfer Company, as Right Agent.
10.1 Employment Agreement, dated April 3, 2011, by and between Craig E. LaBarge and LaBarge, Inc.
10.2 Employment Agreement, dated April 3, 2011, by and between Donald H. Nonnenkamp and LaBarge, Inc.
10.3 Employment Agreement, dated April 3, 2011, by and between Randy L. Buschling and LaBarge, Inc.
10.4 Employment Agreement, dated April 3, 2011, by and between Teresa K. Huber and LaBarge, Inc.
10.5 Employment Agreement, dated April 3, 2011, by and between William D. Bitner and LaBarge, Inc.
10.6 Employment Agreement, dated April 3, 2011, by and between John R. Parmley and LaBarge, Inc.
10.7 Amendment to 2004 Long Term Incentive Plan, by and among LaBarge, Inc. and the individuals listed therein.
99.1 Voting Agreement, dated April 3, 2011, by and among Ducommun Incorporated and the individuals listed therein.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.